PRESS RELEASE

AEye Reports First Quarter 2025 Results

First Apollo units manufactured with Tier 1 supplier partner

Advanced integration into NVIDIA DRIVE platform

Secured new customer engagements

PLEASANTON, Calif. -- (BUSINESS WIRE) – May 8, 2025 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the first quarter ended March 31, 2025.

Recent Business Highlights

•	The Apollo manufacturing line at LITEON is now operational, with B-sample deliveries to automotive OEMs expected during the second quarter 2025
•	Reached final test stage of Apollo’s integration into NVIDIA’s DRIVE platform, positioning Apollo for widespread adoption in ADAS and autonomous driving platforms
•	Apollo’s unmatched capabilities are unlocking growth, with 20+ potential customer engagements progressing toward proof-of-concept deployments and revenue generation
•	Secured new customer agreements in the Intelligent Transportation Systems and Defense markets, demonstrating our product’s versatility and validating its capabilities across multiple real-world applications

Management Commentary

Matt Fisch, AEye CEO, said “AEye hit several key milestones in the first quarter, paving the way for our future growth. We achieved a critical step toward mass production of Apollo, with the first units coming off the manufacturing line of our Tier 1 supplier partner, LITEON. We’ve entered into the final independent testing phase for NVIDIA’s DRIVE platform, deepening our engagement with a key player in the automotive industry. Additionally, Apollo’s adaptability and unmatched range are opening doors in markets beyond automotive, helping us expand our pipeline as we engage new customers across a range of applications.”

“We’re attracting new growth capital as we reach these milestones at a remarkable pace, highlighted by the $24 million we’ve raised over the past 14 months. I look forward to maintaining this momentum as we capture demand across industries where performance, programmability, and reliability are critical.”

Recent Financial Highlights

●	Resolved lease litigation, successfully reducing the potential cash liability exposure from $6.4 million to $1.4 million
●	Cash burn excluding net financing proceeds in Q1 2025 was $8.0 million, expected to trend lower throughout 2025
●	GAAP net loss in Q1 2025 was $(8.0) million, or $(0.46) per share, based on 17.4 million weighted average common shares outstanding
●	Non-GAAP net loss in Q1 2025 was $(5.8) million, or $(0.33) per share, based on 17.4 million weighted average common shares outstanding

●	Cash, cash equivalents, and marketable securities were $25.9 million as of March 31, 2025

“We ended the first quarter of 2025 with $25.9 million in cash, cash equivalents, and marketable securities. Our potential liquidity now stands at approximately $74 million, which should provide us with the runway needed to ramp Apollo for production at scale. Backed by our capital-light model and resilient supply chain, we are well-prepared to navigate evolving global market dynamics while we capture new customer opportunities and expand Apollo’s market share,” said Conor Tierney, AEye CFO.

2025 Financial Outlook

AEye now expects cash burn for full year 2025 to be in the range of $27 million to $29 million. This increase, compared to the previously disclosed full year 2025 cash burn outlook of $25 million, reflects a one-time litigation settlement expense and the potential cash repayment of a portion of the outstanding convertible note. Excluding the impact of these costs, AEye’s underlying cash burn rate is consistent with previous expectations.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, May 8, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://aeye.pub/3Emht31

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, less change in fair value of convertible note and warrant liabilities, less gain on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, plus interest expense and other, plus provision for income tax.

The non-GAAP financial measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements about the ability to mass produce the Apollo product, the testing for the integration of Apollo into the Nvidia DRIVE platform, the availability of markets for the Apollo product outside of automotive, the Company’s expectations regarding future cash burn and the anticipated reduction in cash burn throughout 2025, and the potential liquidity available to AEye from its existing financial instruments, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that Apollo B-sample deliveries to automotive OEMs expected to occur during the second quarter 2025 may be delayed, or at all; (ii) the risks that Apollo may not be integrated into Nvidia’s DRIVE platform in the time frame anticipated, or at all; (iii) the risks that Apollo, whether or not integrated into Nvidia’s DRIVE platform, may not be widely adopted in ADAS and autonomous driving platforms to the extent, or in the time frame anticipated, or at all; (iv) the risk that the proof-of-concept engagements may not prove product applicability to the non-automotive use cases to the extent anticipated, or at all; (v) the risk that the proof-of-concept engagements may not result in the further sales of products to these or any other non-automotive customers; (vi) the risks that the milestones achieved in the first quarter may not pave the way for future growth to the extent anticipated, or at all; (vii) the risks that LITEON may not be able to mass produce units of Apollo to the extent, or in the time frame anticipated, or at all; (viii) the risks that Apollo may not be adaptable to markets beyond automotive to the extent anticipated, or at all; (ix) the risks that AEye may be unable to continue to attract growth capital to the extent anticipated, or at all;

(x) the risks that AEye’s total potential liquidity may not amount to approximately $74 million as AEye may not be in a position to draw on one or more of the financial instruments upon which the $74 million projection is based, as minimum market conditions must exist in order for AEye to realize all of such potential liquidity; (xi) the risks that the potential liquidity may not be sufficient to provide AEye with the runway needed to produce or commercialize Apollo at scale; (xii) the risks that the capital-light model and resilient supply chain may not be sufficient to allow AEye to navigate the evolving global market dynamics, capture new customer opportunities or expand Apollo’s market share to the extent anticipated, or at all; (xiii) the risks that the cash burn for full year 2025 may exceed $29 million due to unanticipated expenses, including repayment of the convertible note in cash rather than equity; (xiv) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xv) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xvi) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xvii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xviii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xix) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xx) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxi) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xxii) the risks that AEye’s business operations, product development, and commercialization efforts may be adversely affected by its dependence on key third-party partners and suppliers and that any disruption, delay, or deterioration in such relationships, or the inability of such partners to perform as expected, could materially impact AEye’s ability to manufacture, integrate, or deliver its products on schedule or at the anticipated scale; and (xxiii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

References to third-party companies in this press release are for informational purposes only to describe AEye’s current business activities. These references do not imply any endorsement, partnership, or guarantee by such third parties regarding AEye’s products, business, or financial performance.

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)

	As of March 31, 2025	As of December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$5,267	$10,266
Marketable securities	20,659	12,012
Accounts receivable, net	6	11
Inventories, net	101	176
Prepaid and other current assets	929	2,706
Total current assets	26,962	25,171
Right-of-use assets	601	652
Property and equipment, net	574	605
Other noncurrent assets	659	692
Total assets	$28,796	$27,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,850	$3,598
Accrued expenses and other current liabilities	3,686	7,709
Convertible note, current	3,233	—
Total current liabilities	10,769	11,307
Operating lease liabilities, noncurrent	420	479
Convertible note, noncurrent	146	146
Other noncurrent liabilities	463	64
Total liabilities	11,798	11,996
Stockholders’ Equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	398,101	388,213
Accumulated other comprehensive income	6	5
Accumulated deficit	(381,111)	(373,095)
Total stockholders’ equity	16,998	15,124
Total liabilities and stockholders’ equity	$28,796	$27,120

AEYE, INC. Consolidated Statements of Operations (In thousands, except share amounts and per share data) (Unaudited)
	Three months ended March 31,
	2025	2024
Revenue	$64	$20
Cost of revenue	96	263
Gross loss	(32)	(243)
Operating expenses:
Research and development	3,490	4,532
Sales and marketing	383	341
General and administrative	2,895	5,615
Total operating expenses	6,768	10,488
Loss from operations	(6,800)	(10,731)
Other (expense) income:
Change in fair value of convertible note and warrant liabilities	680	2
Interest income and other	214	195
Interest expense and other	(2,108)	317
Total other (expense) income, net	(1,214)	514
Loss before income tax	(8,014)	(10,217)
Provision for income tax	2	2
Net loss	$(8,016)	$(10,219)

Per Share Data
Net loss per common share (basic and diluted)	$(0.46)	$(1.61)

Weighted average common shares outstanding (basic and diluted)	17,448,617	6,352,835

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,016)	$(10,219)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37	29
Noncash lease expense relating to operating lease right-of-use assets	51	364
Gain on termination of operating lease, net	(1,685)	—
Common stock purchase agreement costs	111	—
Debt issuance costs	1,984	—
Inventory write-downs, net of scrapped inventory	24	19
Change in fair value of convertible note and warrant liabilities	(680)	(2)
Stock-based compensation	2,501	3,014
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(74)	(252)
Expected credit losses, net of write-off	—	14
Changes in operating assets and liabilities:
Accounts receivable, net	5	50
Inventories, current and noncurrent, net	4	18
Prepaid and other current assets	98	772
Other noncurrent assets	80	97
Accounts payable	222	309
Accrued expenses and other current liabilities	(2,408)	(1,343)
Operating lease liabilities	(57)	(397)
Other noncurrent liabilities	—	(358)
Net cash used in operating activities	(7,803)	(7,885)
Cash flows from investing activities:
Purchases of property and equipment	(6)	(87)
Purchases of marketable securities	(14,303)	(6,045)
Proceeds from redemptions and maturities of marketable securities	5,731	6,500
Net cash (used in) provided by investing activities	(8,578)	368
Cash flows from financing activities:
Proceeds from the issuance of convertible note	2,950	—
Transaction costs related to issuance of convertible note	(578)	—
Taxes paid related to the net share settlement of equity awards	(333)	(45)
Proceeds from issuance of common stock under the Common Stock Purchase Agreements	9,495	165
Stock issuance costs related to the Common Stock Purchase Agreements	(152)	—
Net cash provided by financing activities	11,382	120
Net decrease in cash, cash equivalents and restricted cash	(4,999)	(7,397)
Cash, cash equivalents and restricted cash at beginning of period	10,266	19,082
Cash, cash equivalents and restricted cash at end of period	$5,267	$11,685

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share amounts and per share data) (Unaudited)
	Three months ended March 31,
	2025	2024
GAAP net loss	$(8,016)	$(10,219)
Non-GAAP adjustments:
Stock-based compensation	2,501	3,014
Stock issuance and debt issuance costs	2,095	—
Change in fair value of convertible note and warrant liabilities	(680)	(2)
Gain on termination of operating lease, net	(1,685)	—
Non-GAAP net loss	(5,785)	(7,207)
Depreciation and amortization expense	37	29
Interest income and other	(214)	(195)
Interest expense and other	13	(317)
Provision for income tax	2	2
Adjusted EBITDA	$(5,947)	$(7,688)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.46)	$(1.61)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.33)	$(1.13)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	17,448,617	6,352,835
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	17,448,617	6,352,835

Investor Relations Contacts:

Agency Contact

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366